UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     May 16, 2006
MARITRANS INC.
(Exact name of registrant specified in its charter)

Delaware	1-9063	51-0343903

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Harbour Place, Knights Run Avenue, Suite 1200, Tampa, Florida	33602

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code:     (813) 209-0600
Not applicable.

(Former name and former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 16, 2006, Maritrans Inc., entered into Severance and Non-Competition Agreements with Jonathan P. Whitworth, Chief Executive Officer, Walter T. Bromfield, Vice President and Chief Financial Officer and Matthew J. Yacavone, Vice President, Business Planning and Development. Also on May 16, 2006, Maritrans General Partner Inc., a wholly owned subsidiary of Maritrans Inc., entered into Severance and Non-Competition Agreements with Norman D. Gauslow, Vice President, Operations; Stephen M. Hackett, Vice President, Chartering; Rosalee R. Fortune, Vice President, Business Services and Christopher J. Flanagan, Vice President, Engineering and Maintenance. All of such agreements referred to in the previous sentences are referred to herein as the “Agreements”. The Agreements replace existing severance and non-competition agreements that each executive had with Maritrans Inc. or Maritrans General Partner Inc., as applicable, and standardize the severance and non-competition provisions applying to each executive.
     Pursuant to the terms of the Agreements in the event of an executive’s involuntary termination of employment for a reason other than Cause (as defined in the Agreements), the executive will continue to be paid an amount equal to 2.0 times such executive’s Base Compensation or Base Salary (as defined in the Agreements), payable in biweekly installments for 24 months following the termination date. In the event of a Change of Control (as defined in the Agreements), in lieu of the payment described above, the Company shall pay to an executive, within 30 days after the date such executive’s employment is terminated following a Change of Control, a single sum in cash equal to 2.0 times such executive’s Base Compensation with the exception of Messrs. Whitworth, Bromfield, Hackett and Flanagan whose payment amount will be equal to 2.99 times their respective Base Compensation. In consideration for the severance provisions in the Agreements each executive, other than Mr. Whitworth, is bound by a one year non-competition and non-solicitation covenant. Mr. Whitworth is bound by a two-year non-competition and non-solicitation covenant.
     The terms of Messrs. Whitworth and Bromfield Agreements are for three years and two years for each of the other executives. The Agreements shall all be automatically renewed for successive one-year periods unless the company notifies the executive in writing that the Agreement will not be renewed at least sixty days prior to the end of the current term. After a Change of Control, the Agreements will remain in effect until all of the obligations of the parties are satisfied or have expired.
     This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Agreements which are filed as Exhibits to this Current Report of Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

10.01	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans Inc. and Jonathan P. Whitworth.

10.02	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans Inc. and Walter T. Bromfield.

10.03	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans Inc. and Matthew J. Yacavone.

10.04	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans General Partner Inc. and Norman D. Gauslow.

10.05	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans General Partner Inc. and Stephen M. Hackett.

10.06	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans General Partner Inc. and Rosalee R. Fortune.

10.07	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans General Partner Inc. and Christopher J. Flanagan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARITRANS INC.

Date: May 22, 2006	By:	/s/ Walter T. Bromfield

	Name:	Walter T. Bromfield
	Title:	Chief Financial Officer

EXHIBIT INDEX
10.01	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans Inc. and Jonathan P. Whitworth.

10.02	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans Inc. and Walter T. Bromfield.

10.03	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans Inc. and Matthew J. Yacavone.

10.04	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans General Partner Inc. and Norman D. Gauslow.

10.05	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans General Partner Inc. and Stephen M. Hackett.

10.06	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans General Partner Inc. and Rosalee R. Fortune.

10.07	Severance and Non-Competition Agreement, made as of May 16, 2006, between Maritrans General Partner Inc. and Christopher J. Flanagan.